Exhibit 99.1

                                            NEWS

Charter Announces Final Results and Settlement of
$100 Million Tender Offer for Debt Securities

ST. LOUIS--April 5, 2007--Charter Communications, Inc. (NASDAQ: CHTR) announced the final results of the cash tender offer (the “Tender Offer”) by its indirect subsidiary, Charter Communications Holdings, LLC (“Charter Holdings”), for certain of its outstanding senior notes listed in the table below (the “Notes”). The Tender Offer expired at 5:00 PM EDT, on Tuesday, April 3, 2007, and the purchase settled today, April 5, 2007. As of expiration, $168.9 million Notes were validly tendered for exchange, a portion of which were accepted as detailed below, for total consideration, including accrued and unpaid interest, of $100 million.

Charter Holdings offered to purchase an amount of its outstanding Notes such that the amount Charter Holdings would be required to pay for the purchase of the Notes in total (including accrued and unpaid interest) in the Tender Offer would not exceed $100 million (the “Maximum Payment Amount”), in accordance with the terms and conditions described in the Offer to Purchase dated March 6, 2007, as amended by public announcement on March 20, 2007.

The total consideration payable for the Notes was a fixed price. Because the amount Charter Holdings would be required to pay for the purchase of the tendered Notes, together with accrued and unpaid interest, exceeded the Maximum Payment Amount, Charter Holdings (subject to the terms and conditions of the Tender Offer) accepted Notes for purchase in accordance with the Acceptance Priority Level set forth in the following table. The following table includes the series of Notes subject to the Tender Offer, and for each series of Notes the amount validly tendered, the acceptance priority, the amount accepted for tender, the tender offer consideration, and the total consideration:

Title of Security	Amount of Notes Tendered	Acceptance Priority Level	Total Accepted	Tender Offer Consideration(1)	Total Consideration(1)
10.00% Senior Notes due 2009	16,633,000	1	16,633,000	$998.75	$1,013.75
10.75% Senior Notes due 2009	7,388,000	1	7,388,000	$1,013.75	$1,028.75
9.625% Senior Notes due 2009	15,578,000	1	15,578,000	$993.75	$1,008.75
10.25% Senior Notes due 2010	14,754,000	2	14,754,000	$996.25	$1,011.25
11.75% Senior Discount Notes due 2010	5,544,000	2	5,544,000	$1,002.50	$1,017.50
11.125% Senior Notes due 2011	15,105,000	3	5,141,000	$990.00	$1,005.00
13.50% Senior Discount Notes due 2011	6,319,000	3	2,152,000	$1,028.75	$1,043.75
9.920% Senior Discount Notes due 2011	34,493,000	3	11,734,000	$987.50	$1,002.50
10.00% Senior Notes due 2011	5,577,000	3	1,887,000	$987.50	$1,002.50
11.75% Senior Discount Notes due 2011	1,001,000	3	339,000	$997.50	$1,012.50
12.125% Senior Discount Notes due 2012	46,498,000	3	15,843,000	$997.50	$1,012.50

(1) Per $1,000 principal amount of Notes that are accepted for purchase; the total consideration column includes the early tender premium of $15 per $1,000 principal amount of Notes that was conditioned on tendering the priority level 3 notes by March 19, 2007 and was provided to all priority levels 1 and 2 notes tendered.

In addition, in all cases, holders of Notes that were accepted for purchase received accrued and unpaid interest from the last interest payment date for such series of Notes to, but not including, the date the Notes were purchased.

Based on final tenders:

•	Acceptance Priority Level 1: 100% of the $39.6 million Notes tendered due 2009 were accepted for purchase,
•	Acceptance Priority Level 2: 100% of the $20.3 million Notes tendered due 2010 were accepted for purchase, and
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Acceptance Priority Level 3: 34.0% of the $109.0 million Notes tendered due 2011 and 2012 were accepted for purchase. Tendered Notes not accepted for purchase due to the proration applied to the Notes subject to Acceptance Priority Level 3 were promptly returned or credited to the account of the noteholder.

Citigroup Corporate and Investment Banking acted as the Dealer Manager for the Tender Offer. Global Bondholder Services Corporation acted as the Information Agent and Depositary. This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer was made only by an Offer to Purchase dated March 6, 2007, and the information in this news release is qualified by reference to the Offer to Purchase and the public announcement by Charter Holdings on March 20, 2007. Persons with questions regarding the offer should contact the Dealer Manager at (212) 723-6106 or toll-free at (800) 558-3745, or the Information Agent at (212) 430-3774 or toll-free at (866) 294-2200.

About Charter Communications

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital® video entertainment programming, Charter High-Speed™ Internet access service, and Charter Telephone™ services. Charter Business™ similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

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Contact:
Mary Jo Moehle
314/543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Charter will not undertake to revise forward-looking projections to reflect events after this date. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:
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the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to be able to provide under the applicable debt instruments such funds (by dividend, investment or otherwise) to the applicable obligor of such debt;

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which could trigger a default of our other obligations under cross-default provisions;
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our ability to pay or refinance debt prior to or when it becomes due and/or to take advantage of market opportunities and market windows to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•	competition from other video programming distributors, including incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers and DSL providers;

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unforeseen difficulties we may encounter in our continued introduction of our telephone services such as our ability to meet heightened customer expectations for the reliability of voice services compared to other services we provide and our ability to meet heightened demand for installations and customer service;

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our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services and to maintain and grow a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

•	our ability to obtain programming at reasonable prices or to pass programming cost increases on to our customers;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local franchise authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

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